Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT, WAIVER AND CONSENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, WAIVER AND CONSENT (this “Amendment”) is entered into as of July 11, 2011, by and among CBay Inc., a Delaware corporation, MedQuist Inc., a New Jersey corporation, MedQuist Transcriptions, Ltd., a New Jersey corporation (collectively, the “Borrowers”), MedQuist Holdings Inc., a Delaware corporation (“Holdings”), the other Loan Parties signatory hereto, the Lenders signatory hereto, and General Electric Capital Corporation, a Delaware corporation, as Agent for the Lenders (“Agent”).

RECITALS

A. The Borrowers, Holdings, the Lenders signatory thereto from time to time and Agent are parties to that certain Credit Agreement, dated as of October 1, 2010 (as amended, supplemented, revised, restated, replaced or otherwise modified, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall having the meanings set forth in the Credit Agreement.

B. The Borrowers have requested that the Lenders amend the Credit Agreement in certain respects and the Lenders have agreed to amend the Credit Agreement, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A. AMENDMENT

1. Amendment to Section 6.1(a). Section 6.1(a) of the Credit Agreement is amended by replacing such subsection in its entirety with the following:

(a) Monthly Reports. Within 30 days after the end of each of the first two months of each Fiscal Quarter and within 45 days after the end of the last month of each Fiscal Quarter, the internal Consolidated unaudited balance sheet of each of MedQuist and CBay as of the close of such fiscal month and related Consolidated statements of income and cash flow for such fiscal month and that portion of the Fiscal Year ending as of the close of such fiscal month, setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year (after the first anniversary of the Closing Date) prepared for management and consistent with past practice.

2. Amendment to Section 8.1(n). Section 8.1(n) of the Credit Agreement is amended by replacing such subsection in its entirety with the following:

(n) to the extent constituting Indebtedness (i) any earn-out or similar obligation of any Group Member incurred in connection with a Permitted Acquisition and (ii) any Group Member’s deferred cash purchase consideration arising in connection with the Project Miami Acquisition (as defined in the First Amendment to Credit Agreement, Waiver and Consent to this Agreement, dated as of July 11, 2011) in a principal amount not to exceed $30,000,000;

B. WAIVER AND CONSENT

1. Project Miami Acquisition. Subject to the satisfaction of the conditions precedent set forth in Section C below, the Agent and the Lenders hereby (a) agree to waive, solely with respect to the Proposed Acquisition of the entity previously disclosed to the Agent and on terms and conditions previously disclosed to the Agent (the “Project Miami Acquisition”), each of the limits on aggregate amounts payable set forth in clause (a) of the definition of “Permitted Acquisition” under the Credit Agreement; provided, that (A) with respect to clause (a)(ii) immediately after the consummation of the Project Miami Acquisition actual Additional Available Cash shall be reduced to zero and (B) with respect to clauses (a)(i) and (a)(iii) any amounts payable with respect to the Project Miami Acquisition shall not reduce the dollar limits with respect to future Permitted Acquisitions; provided, further that (1) to the extent each other requirement of the definition of “Permitted Acquisition” under the Credit Agreement is satisfied with respect to the Project Miami Acquisition, the Project Miami Acquisition shall be a Permitted Acquisition, (2) the Project Miami Acquisition shall not be funded with the proceeds of any Loans or with more than $60,000,000 in cash and Cash Equivalents from the Group Members’ balance sheets and (3) the restructuring and acquisition expenses incurred in connection with the Project Miami Acquisition that may be added back to Consolidated EBITDA pursuant to clause (b)(x) of the definition thereof as set forth in the Credit Agreement shall be capped at $10,000,000.

2. Amendments to Senior Subordinated Note Purchase Agreement. Notwithstanding Section 8.11 of the Credit Agreement or any provision of the Subordination Agreement, the Agent and Lenders hereby consent to (a) the Borrowers and other Loan Parties entering into the Waiver and First Amendment to the Senior Subordinated Note Purchase Agreement (the “First NPA Amendment”), dated as of the date hereof, in substantially the form attached hereto as Exhibit A, (b) the payment of (i) the Amendment Fee and Waiver Fee (each as defined in the First NPA Amendment) and (ii) the Second Amendment Fee (as defined in the Second Amendment to Senior Subordinated Note Purchase Agreement (the “Second NPA Amendment”), dated as of the date hereof, in substantially the form attached hereto as Exhibit B) and (c) the Agent’s acknowledgement of and consent to the payment of (i) such Amendment Fee and Waiver Fee under the First NPA Amendment and (ii) such Second Amendment Fee under the Second NPA Amendment.

C. CONDITIONS TO EFFECTIVENESS

Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrowers shall have no rights under this Amendment, until Agent shall have received:

1. an amendment to the Senior Subordinated Note Purchase Agreement in form and substance satisfactory to the Agent; and

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2. duly executed signature pages to this Amendment from the Required Lenders, the Borrowers, Holdings, and Agent.

D. REPRESENTATIONS

Each Loan Party hereby represents and warrants to the Lenders and Agent that:

1. The execution, delivery and performance by such Loan Party of this Amendment (a) are within such Loan Party’s corporate or similar powers and, at the time of execution hereof, have been duly authorized by all necessary corporate and similar action, (b) do not (i) contravene such Loan Party’s Constituent Documents, (ii) violate any applicable material Requirement of Law in any material respect, (iii) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Group Member (including other Related Documents or Loan Documents) other than those that would not, in the aggregate, have a Material Adverse Effect, (iv) do not materially adversely affect any Permit of such Loan Party other than those that would not, in the aggregate, have a Material Adverse Effect or (v) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Group Member and (c) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person, other than those which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect;

2. This Amendment (a) has been duly executed and delivered to the other parties hereto by each Loan Party party hereto, (b) is the legal, valid and binding obligation of such Loan Party and (c) is enforceable against such Loan Party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights or remedies of creditors generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and

3. Upon giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date. Both before and after giving effect to this Amendment, no Default has occurred and is continuing as of the date hereof.

E. OTHER AGREEMENTS

1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties party thereto. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

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2. Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Borrowers of this Amendment and the consummation of the transactions described herein, and ratifies and confirms the terms of the Guaranty and Security Agreement to which such Guarantor is a party with respect to the Indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any Indebtedness of the Borrowers to the Lenders or any other obligation of the Borrowers, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrowers, the Guaranty and Security Agreement to which such Guarantor is a party (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Guarantor under the Guaranty and Security Agreement to which such Guarantor is a party.

3. Acknowledgment of Perfection of Security Interest. Each Loan Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with (and to the extent required by) the terms of the Credit Agreement and the other Loan Documents.

4. Effect of Agreement. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Lenders and Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement and the other Loan Documents or an accord and satisfaction in regard thereto.

7. Costs and Expenses. The Borrowers agree to pay on demand all reasonable and documented costs and expenses of Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of outside counsel for Agent with respect thereto.

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8. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission, Electronic Transmission or containing an E-Signature shall be as effective as delivery of a manually executed counterpart hereof.

9. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

10. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

CBAY INC. AS BORROWER

By:	/s/ Kashyap Joshi
Name: Kashyap Joshi
Title: Vice President, Finance

MEDQUIST INC. AS BORROWER

By:	/s/ Mark R. Sullivan
Name: Mark R. Sullivan
Title: General Counsel & Chief Compliance Officer

MEDQUIST TRANSCRIPTIONS, LTD. AS BORROWER

By:	/s/ Mark R. Sullivan
Name: Mark R. Sullivan
Title: General Counsel & Chief Compliance Officer

MEDQUIST HOLDINGS INC. AS HOLDINGS

By:	/s/ Mark R. Sullivan
Name: Mark R. Sullivan
Title: General Counsel & Chief Compliance Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender

By:	/s/ Kevin Blitz
Its Duly Authorized Signatory

[Signature Page to First Amendment - MedQuist]

SUNTRUST BANK, as Lender

By:	/s/ John Cappellari
Name: John Cappellari
Title: Vice President

[Signature Page to First Amendment - MedQuist]

ING CAPITAL LLC, as Lender

By:	/s/ Mike Garvin
Name: Mike Garvin
Title: Managing Director

[Signature Page to First Amendment - MedQuist]

REGIONS BANK, as Lender

By:	/s/ Kap Yarbrough
Name: Kap Yarbrough
Title: Vice President

[Signature Page to First Amendment - MedQuist]

CAPITALSOURCE BANK, as Lender

By:	/s/ J. Stephen Klose
Name: J. Stephen Klose
Title: SVP/Portfolio Manager

[Signature Page to First Amendment - MedQuist]

ROYAL BANK OF CANADA, as Lender

By:	/s/ Dean Sas
Name: Dean Sas
Title: Authorized Signatory

[Signature Page to First Amendment - MedQuist]

FIFTH THIRD BANK, as Lender

By:	/s/ William D. Priester
Name: William D. Priester
Title: Senior Relationship Manager

[Signature Page to First Amendment - MedQuist]

MIHI LLC, as Lender

By:	/s/ Katherine Mogg
Name: Katherine Mogg
Title: Authorized Signatory

By:	/s/ Rob D. Redmond
Name: Rob D. Redmond
Title: Authorized Signatory

[Signature Page to First Amendment - MedQuist]

EXHIBIT A

Waiver and First Amendment to

Senior Subordinated Note Purchase Agreement

(see attached)

WAIVER AND FIRST AMENDMENT

This WAIVER AND FIRST AMENDMENT, dated as of July 11, 2011 (this “Waiver and First Amendment”), is entered into among CBay Inc., a Delaware corporation (“CBay”), MedQuist Inc., a New Jersey corporation (“MedQuist”), MedQuist Transcriptions, Ltd., a New Jersey corporation (“MedQuist Transcriptions”, and together with CBay and MedQuist, the “Issuers”), MedQuist Holdings Inc., a Delaware corporation (“Holdings”), MedQuist, as Issuer Representative, BlackRock Kelso Capital Corporation (“BKC”), PennantPark Investment Corporation (“Pennant”), Citibank, N.A. (“Citibank”), and THL Credit, Inc. (“THL” and together with BKC, Pennant, Citibank and the other Purchasers from time to time parties hereto, collectively, the “Purchasers”).

WHEREAS, the Issuers, Holdings and the Purchasers are party to that certain Senior Subordinated Note Purchase Agreement, dated as of September 30, 2010 (the “Note Purchase Agreement”; all capitalized terms defined in the Note Purchase Agreement and not otherwise defined herein to have the meanings assigned thereto in the Note Purchase Agreement);

WHEREAS, the Issuers and Holdings have requested that the Purchasers amend certain reporting covenants set forth in Section 6.1 of the Note Purchase Agreement;

WHEREAS, Holdings intends to consummate the proposed acquisition of [                    ] on the terms described in Annex A hereto (the “Project Miami Acquisition”);

WHEREAS, the Note Purchase Agreement contains certain restrictions with respect to Permitted Acquisitions;

WHEREAS, the Issuers and Holdings have requested that the Purchasers waive such restrictions with respect to Permitted Acquisitions to permit the Project Miami Acquisition as a Permitted Acquisition; and

WHEREAS, subject to the terms and conditions hereof, the Purchasers are willing to waive certain restrictions on Permitted Acquisitions to permit the Project Miami Acquisition as a Permitted Acquisition and to make amendments to the Note Purchase Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.

AMENDMENT

Section 1.1. Subject to the fulfillment of the conditions set forth in Section 4.1 below, the Note Purchase Agreement is hereby amended, as of the Effective Date, as follows:

(a) The definitions of each of “Discounted Value”, “Remaining Scheduled Payments” and “Reinvestment Yield” set forth in the Note Purchase Agreement are deleted in their entireties;

(b) The definition of “Called Notes” set forth in the Note Purchase Agreement is amended and restated in its entirety as follows:

““Called Notes” means the principal amount of the Notes that is to be prepaid at a voluntary redemption date occurring during the No Call Period pursuant to Section 2.6(b)(iii).”

(c) The definition of “Make-Whole Amount” set forth in the Note Purchase Agreement is amended and restated in its entirety as follows:

““Make-Whole Amount” means, with respect to any redemption or prepayment of Called Notes during the No Call Period, an amount equal to (a) the excess, if any, of the present value as of the date of such redemption or prepayment of (i) 107% of such Called Notes, plus (ii) all required interest payments at the Cash Rate due on such Called Notes though the end of the No Call Period (excluding accrued but unpaid interest through the redemption date), computed using a discount rate equal to the Treasury Rate at such redemption or prepayment date, plus 50 basis points over (b) such Called Notes; provided that the Make-Whole Amount may in no event be less than zero.”

(d) The following definition is inserted in the appropriate alphabetical order in Section 1.1 of the Note Purchase Agreement:

““No Call Period” means the period prior to the start of the twenty-fifth month following the Funding Date.”

(e) The following definition is inserted in the appropriate alphabetical order in Section 1.1 of the Note Purchase Agreement:

““Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the redemption or prepayment date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption or prepayment date to the end of the No Call Period; provided, however, that if the period from the redemption or prepayment date to the end of the No Call Period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption or prepayment date to the end or the No Call Period is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.”

(f) Section 2.6(b) of the Note Purchase Agreement is amended and restated in its entirety as follows:

“(b) Prepayments.

(i) The Issuers may, at any time following the No Call Period, redeem the Notes in whole or in part (and if in part shall be in an aggregate amount that is an integral multiple of $1,000,000) at the following redemption prices (expressed as a percentage of the then outstanding principal balance of the Notes to be repaid) (the “Redemption Price”), plus accrued and unpaid interest (including PIK Interest) through the date of redemption:

Months after the Funding Date	Redemption Price
25-36	107.0%
37-48	103.0%
49-60	101.0%
Thereafter	100.0%

(ii) If the Issuers elect to make any permitted redemption of the Notes pursuant to this Section 2.6(b), the Issuer Representative shall give notice of such redemption to each Purchaser not less than five (5) Business Days and not more than 60 days prior to the date such redemption is to be made, specifying (i) the date on which such prepayment is to be made and (ii) the amount of such prepayment. Subject to Section 2.6(b)(iii), the aggregate principal amount of the Notes so specified to be prepaid, together with accrued interest thereon (including any interest payable in kind), shall be due and payable on the prepayment date set forth in such notice; provided, however, that such notice may provide that such prepayment is contingent upon the consummation of a related financing or acquisition transaction, in which case such Notes shall not be due and payable if such transaction is not consummated.

(iii) During the No Call Period, upon notice given as provided in Section 2.6(b)(ii), the Issuers, at their option, may prepay all or any part of the principal amount of the Notes (and if in part shall be in an aggregate amount that is an integral multiple of $1,000,000), together with accrued but unpaid interest on the principal amount being prepaid to the date of such prepayment, plus the Make-Whole Amount.

(iv) If as a result of an Event of Default or otherwise, the Notes are caused to be repaid prior to the Maturity Date other than in accordance with an accepted Redemption Offer pursuant to Section 2.6(c), then the Obligations shall be repaid taking into consideration the Make-Whole Amount or at the Redemption Price applicable at the time such Event of Default first occurred.”

(g) Section 6.1(a) of the Note Purchase Agreement is amended and restated in its entirety as follows:

“(a) Monthly Reports. Within 30 days after the end of each month (other than each month corresponding with the end of a Fiscal Quarter, in which case, within 45 days of the end of each such month), the internal Consolidated unaudited balance sheet of each of MedQuist and CBay as of the close of such fiscal month and related Consolidated statements of income and cash flow for such fiscal month and that portion of the Fiscal Year ending as of the close of such fiscal month, setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year (after the first anniversary of the Closing Date) prepared for management and consistent with past practice.”

(h) Section 6.1(b) of the Note Purchase Agreement is amended and restated in its entirety as follows:

“(b) Quarterly Reports. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year (except with respect to the Fiscal Quarter corresponding with the end of each Fiscal Year, in which case, within 90 days of the end of such Fiscal Quarter) (i) ending before the MedQuist Consolidation Date, the Consolidated unaudited balance sheet of Holdings, the Consolidated unaudited balance sheet of MedQuist and all eliminations necessary to reconcile such balance sheets and (ii) ending on or after the MedQuist Consolidation Date, the Consolidated unaudited balance sheet of Holdings, in each case as of the close of such Fiscal Quarter, and including related Consolidated statements of income and cash flow for such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, setting forth in comparative form (x) the figures for the corresponding period in the prior Fiscal Year (after the first anniversary of the Closing Date) and (y) the figures for the corresponding period set forth in the most recent corresponding Projections received by the Purchasers pursuant to Section 6.1(f), in each case certified by a Responsible Officer of the Issuer Representative as fairly presenting in all material respects the Consolidated financial position, results of operations and cash flow of Holdings and/or MedQuist, as applicable, as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).”

(i) Section 8.1(n) of the Note Purchase Agreement is amended and restated in its entirety as follows:

“(n) to the extent constituting Indebtedness (i) any earn-out or similar obligation of any Group Member incurred in connection with a Permitted Acquisition and (ii) any Group Member’s deferred cash purchase consideration arising in connection with the Project Miami Acquisition (as defined in the Waiver and First Amendment to this Agreement, dated as of July 11, 2011) in a principal amount not to exceed $30,000,000;”.

SECTION 2.

WAIVER OF PERMITTED ACQUISITIONS RESTRICTIONS

Section 2.1. Subject to the fulfillment of the conditions set forth in Section 4.1 below, the Purchasers hereby (a) agree to waive, solely with respect to the Project Miami Acquisition, each of the limits on aggregate amounts payable set forth in clause (a) of the definition of “Permitted Acquisition” under the Note Purchase Agreement; provided that (A) with respect to clause (a)(ii) immediately after the consummation of the Project Miami Acquisition actual Additional Available Cash shall be reduced to zero and (B) with respect to clauses (a)(i) and (a)(iii) any amounts payable with respect to the Project Miami Acquisition shall not reduce the dollar limits with respect to future Permitted Acquisitions; provided, further that (1) to the extent each other requirement of the definition of “Permitted Acquisition” under the Note Purchase Agreement is satisfied with respect to the Project Miami Acquisition, the Project Miami Acquisition shall be a Permitted Acquisition, (2) the Project Miami Acquisition shall not be funded with the proceeds of any Loans or with more than $60,000,000 in cash and Cash Equivalents from the Group Members’ balance sheets and (3) the restructuring and acquisition expenses incurred in connection with the Project Miami Acquisition that may be added back to Consolidated EBITDA pursuant to clause (x) of the definition thereof as set forth in the Note Purchase Agreement shall be capped at $10,000,000.

SECTION 3.

REPRESENTATIONS AND WARRANTIES

Section 3.1. The Issuers and Holdings hereby represent and warrant that: (a) the representations and warranties contained in the Note Purchase Agreement are true and correct on the date hereof with the same effect as though such representations and warranties had been made on the date hereof, except to the extent such representations expressly relate to an earlier, specific calendar date and then only to the extent that such representations and warranties were represented and/or warranted in the Note Purchase Agreement to be true and correct on such earlier date; (b) no Default or Event of Default has occurred or is continuing; and (c) the execution, delivery and performance of this Waiver and First Amendment: (i) has been duly authorized by all necessary corporate action, (ii) will not violate any applicable material Requirement of Law or their Constituent Documents and (iii) will not be in conflict or result in a breach with any material Contractual Obligation of any Group Member other than those that would not, in the aggregate, have a Material Adverse Effect.

SECTION 4.

CONDITIONS TO EFFECTIVENESS

Section 4.1. The amendments set forth in Section 1 and the waiver set forth in Section 2 shall become effective at the time the following conditions are satisfied to the Purchasers’ satisfaction (the date of satisfaction of such conditions, the “Effective Date”):

(a) The Purchasers shall have received one or more counterparts of this Waiver and First Amendment executed and delivered by each of the Issuers and Holdings;

(b) After giving effect to this Waiver and First Amendment, no Default or Event of Default shall have occurred and be continuing as of the date of this Amendment;

(c) The representations and warranties of Issuers and Holdings contained in this Waiver and First Amendment shall be true and correct in all material respects on and as of the Effective Date.

(d) The Issuers and Holdings shall have entered into an agreement with the Senior Lenders pursuant to which (i) Section 6.01(a) of the Senior Credit Agreement is amended in a manner consistent with Section 1.1 hereof, (ii) the Senior Lenders waive the restrictions set forth in clause (a) of the definition of “Permitted Acquisition” in the Senior Credit Agreement so as to permit the Project Miami Acquisition and (iii) the Senior Lenders consent to the payment of the Amendment Fee and the Waiver Fee to Purchasers as set forth herein.

(e) The Issuers shall have paid to each Purchaser a non-refundable amendment fee in cash in an amount equal to 25 basis points multiplied by the outstanding amount of such Purchaser’s Note which shall be fully earned on the Effective Date (the “Amendment Fee”).

SECTION 5.

PROJECT MIAMI ACQUISITION

Section 5.1. Upon the consummation of the Project Miami Acquisition, automatically, without further demand or action:

(a) The Issuers shall pay to each Purchaser a non-refundable waiver fee in cash in an amount equal to 50 basis points multiplied by the outstanding amount of such Purchaser’s Note which shall be fully earned and due and payable on the consummation of the Project Miami Acquisition (the “Waiver Fee”).

(b) The definition of “No Call Period” shall be amended and restated in its entirety as follows:

““No Call Period” means the period prior to the start of the thirty-first month following the Funding Date.”

(c) The table set forth in Section 2.6(b)(i) of the Note Purchase Agreement shall be amended and restated in its entirety as follows:

Months after the Funding Date	Redemption Price
31-42	107.0%
43-54	103.0%
55-66	101.0%
Thereafter	100.0%

SECTION 6.

MISCELLANEOUS

Section 6.1. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Note Documents shall remain in full force and effect in accordance with their respective terms. The amendments and waiver set forth herein shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any term or provision of the Note Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of the Issuers or Holdings requiring the consent of the Purchasers except to the extent specifically provided for herein. The Purchasers have not and shall not be deemed to have waived any of their respective rights and remedies against the Issuers or Holdings for any existing or future Defaults or Event of Default.

Section 6.2. The Issuers agree to pay on demand all reasonable and documented costs and expenses of or incurred by the Purchasers in connection with the negotiation, preparation, execution and delivery of this Waiver and First Amendment, including the reasonable and documented fees and expenses of transaction counsel for the Purchasers.

Section 6.3. This Waiver and First Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Waiver and First Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this Waiver and First Amendment by telecopy shall be effective as an original. This Waiver and First Amendment shall be governed by the internal laws of the State of New York.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CBAY INC., as Issuer

By:
Name:
Title:

MEDQUIST INC., as Issuer

By:
Name:
Title:

MEDQUIST TRANSCRIPTIONS, LTD., as Issuer

By:
Name:
Title:

MEDQUIST HOLDINGS INC., as Holdings

By:
Name:
Title:

PURCHASERS:

BLACKROCK KELSO CAPITAL CORPORATION, By: BLACKROCK KELSO CAPITAL ADVISORS LLC, its Investment Manager, as Purchaser

By:
Name:
Title:

PENNNANTPARK INVESTMENT CORPORATION, as Purchaser

By:
Name:
Title:

CITIBANK, N.A., as Purchaser

By:
Name:
Title

THL CREDIT, INC., as Purchaser

By:
Name:
Title:

The Senior Agent acknowledges and agrees that notwithstanding the restrictions on Distributions with respect the Subordinated Debt set forth in the Subordination Agreement, the Issuers may pay and the Purchasers may retain the Amendment Fee and the Waiver Fee for their own benefit.

GENERAL ELECTRIC CAPITAL CORPORATION, as Senior Agent

By:
Name:
Title:

[Signature Page to Waiver and First Amendment]

EXHIBIT B

Second Amendment to

Senior Subordinated Note Purchase Agreement

(see attached)

SECOND AMENDMENT

TO SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

This SECOND AMENDMENT TO SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT, dated as of July 11, 2011 (this “Second Amendment”), is entered into among CBay Inc., a Delaware corporation (“CBay”), MedQuist Inc., a New Jersey corporation (“MedQuist”), MedQuist Transcriptions, Ltd., a New Jersey corporation (“MedQuist Transcriptions”, and together with CBay and MedQuist, the “Issuers”), MedQuist Holdings Inc., a Delaware corporation (“Holdings”), MedQuist, as Issuer Representative, BlackRock Kelso Capital Corporation (“BKC”), PennantPark Investment Corporation (“Pennant”), Citibank, N.A. (“Citibank”), and THL Credit, Inc. (“THL” and together with BKC, Pennant, Citibank and the other Purchasers from time to time parties hereto, collectively, the “Purchasers”).

WHEREAS, the Issuers, Holdings and the Purchasers are party to that certain Senior Subordinated Note Purchase Agreement, dated as of September 30, 2010 (as amended by that certain Waiver and First Amendment, dated as of July 11, 2011, the “Note Purchase Agreement”; all capitalized terms defined in the Note Purchase Agreement and not otherwise defined herein to have the meanings assigned thereto in the Note Purchase Agreement);

WHEREAS, the Issuers and Holdings have requested that the Purchasers amend certain provisions of the Note Purchase Agreement;

WHEREAS, subject to the terms and conditions hereof, the Purchasers are willing to make amendments to the Note Purchase Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.

AMENDMENTS TO NOTE PURCHASE AGREEMENT

Subject to the fulfillment of the conditions set forth in Section 4.1 below, the Note Purchase Agreement is hereby amended, as of the Effective Date, as follows:

Section 1.1. The definition of “Permitted Acquisition” set forth in the Note Purchase Agreement is amended and restated in its entirety as follows:

““Permitted Acquisition” means any Proposed Acquisition satisfying each of the following conditions: (a) the aggregate amounts payable in connection with, and other consideration for (in each case, including all transaction costs and all Indebtedness, liabilities and Guaranty Obligations incurred or assumed in connection therewith or otherwise reflected in a Consolidated balance sheet of Holdings and the Proposed Acquisition Target), such Proposed Acquisition and all other Permitted Acquisitions consummated on or prior to the date of the consummation of such Proposed Acquisition shall not exceed (i) $50,000,000 in the aggregate in any Fiscal Year or $150,000,000 in the aggregate during the term of this Agreement plus (ii) Additional Available Cash as of the date of consummation of such Proposed Acquisition plus (iii) an unlimited amount in the form of shares of common stock of Holdings issued in connection with such Proposed Acquisition, (b) the Purchasers shall have received reasonable advance notice of such Proposed Acquisition including a reasonably detailed description thereof at least 15 days prior to the consummation of such Proposed Acquisition (or such later date as may be agreed by the Required Purchasers) and on or prior to the date of such Proposed Acquisition, the Purchasers shall have received copies of the acquisition agreement and related Contractual Obligations and other documents (including financial information and analysis, environmental assessments and reports, opinions, certificates and lien searches) and information reasonably requested by the Required Purchasers, (c) as of the date of consummation of such Proposed Acquisition and after giving effect to all transactions to occur on such date as part of such Proposed Acquisition, (1) all conditions set forth in clauses (i) and (ii) of Section 3.1(f) shall be satisfied or duly waived, (2) Holdings shall, on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder, have a Consolidated Total Leverage Ratio and Consolidated Senior Leverage Ratio which are at least 0.25:1.00 less than the required thresholds set forth in Sections 5.1 and 5.2 as of such date, as applicable, and (3) Holdings shall have Liquidity of at least $20,000,000 and (d) such Proposed Acquisition is consummated no earlier than December 31, 2010.”

Section 1.2. A new Section 5.5 shall be added as follows:

“Section 5.5 Notwithstanding the minimum and maximum covenant levels set forth in Sections 5.1, 5.2 and 5.4 above, if the Senior Loan Documents are amended, restated, refinanced or otherwise replaced prior to or on September 30, 2011, such minimum and maximum covenant levels set forth herein shall automatically be deemed to be revised to reflect any amendments to such minimum and maximum covenant levels for the corresponding financial covenants under the Senior Credit Agreement, with appropriate differences in covenant levels consistent with the differences in existence on the Funding Date between the Senior Loan Agreement and the Note Purchase Agreement.”

Section 1.3. Section 8.5(j) of the Note Purchase Agreement is amended and restated in its entirety as follows:

“(j) other Restricted Payments by the Group Members not to exceed $25,000,000 in the aggregate during the term of this Agreement plus, to the extent the Consolidated Total Leverage Ratio of Holdings is less than 1.00:1.00 both before and after giving effect to such Restricted Payment and any Indebtedness incurred in connection therewith, Additional Available Cash; provided, that at the time any such Restricted Payment is made no Default or Event of Default shall exist or shall result therefrom.”

SECTION 2.

AMENDMENT TO THE SUBORDINATION AGREEMENT

Section 2.1. Purchasers agree to work with the Senior Lenders to cause the definition of “Senior Debt” in the Subordination Agreement to be amended and restated in its entirety as follows:

“Senior Debt” means all obligations, liabilities and indebtedness of every nature of any Company or any guarantor from time to time owed under the Senior Debt Documents, the Secured Hedging Obligations and the Bank Product Obligations, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim; provided, however, that in no event shall the principal amount of the Senior Debt (specifically excluding the Secured Hedging Obligations and Bank Product Obligations) exceed the sum of $275,000,000 reduced by the amount of any prepayments and repayments and commitment reductions under the Senior Credit Agreement to the extent that such payments and reductions may not be reborrowed (specifically excluding, however, any such repayments and commitment reductions occurring in connection with any Permitted Refinancing) (the “Maximum Senior Principal Amount”). Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Debt Document is outstanding. Notwithstanding the foregoing, no Sponsor Affiliated Lender (as defined in the Senior Credit Agreement as in effect on the date hereof) or Group Member shall be entitled to the benefits of this Agreement as a holder of Senior Debt, except that to the extent that a Sponsor Affiliated Lender (x) holds no more than ten percent (10%) of the combined principal amount of the term loan obligations under the Senior Debt Documents determined at the time such obligation under the Senior Debt Documents and (y) is subject, in relation to such obligations under the Senior Debt Documents, to the voting and other restrictions as set forth in the last sentence of Section 11.2(b) of the Senior Credit Agreement as in effect on the date hereof.”

SECTION 3.

REPRESENTATIONS AND WARRANTIES

Section 3.1. The Issuers and Holdings hereby represent and warrant that on the date hereof and on the Effective Date: (a) the representations and warranties contained in the Note Purchase Agreement are true and correct on the date hereof with the same effect as though such representations and warranties had been made on the date hereof and on the Effective Date, except to the extent such representations expressly relate to an earlier, specific calendar date and then only to the extent that such representations and warranties were represented and/or warranted in the Note Purchase Agreement to be true and correct on such earlier date; (b) no

Default or Event of Default has occurred or is continuing; and (c) the execution, delivery and performance of this Second Amendment: (i) has been duly authorized by all necessary corporate action, (ii) will not violate any applicable material Requirement of Law or their Constituent Documents and (iii) will not be in conflict or result in a breach with any material Contractual Obligation of any Group Member other than those that would not, in the aggregate, have a Material Adverse Effect.

SECTION 4.

CONDITIONS TO EFFECTIVENESS

Section 4.1. The amendments set forth in Section 1 and the agreement set forth in Section 2 shall become effective at the time the following conditions are satisfied to the Purchasers’ satisfaction (the date of satisfaction of such conditions, the “Effective Date”):

(a) The Purchasers shall have received one or more counterparts of this Second Amendment executed and delivered by each of the Issuers and Holdings;

(b) After giving effect to this Second Amendment, no Default or Event of Default shall have occurred and be continuing as of the date hereof and on the Effective Date of this Second Amendment;

(c) The representations and warranties of Issuers and Holdings contained in this Second Amendment shall be true and correct in all material respects on and as of the Effective Date;

(d) The Issuers shall pay to each Purchaser a non-refundable amendment fee in cash in an amount equal to 50 basis points multiplied by the outstanding amount of such Purchaser’s Note (the “Second Amendment Fee”) which shall be fully earned as of the date hereof and payable on the date that is the earlier of (a) September 30, 2011 and (b) the date on which the Indebtedness under the Senior Credit Agreement is refinanced;

(e) Notwithstanding anything to the contrary herein, the payment of the Second Amendment Fee on or prior to September 30, 2011 (the “Effective Date Deadline”) is a condition precedent to the effectiveness of the Second Amendment and if the Second Amendment Fee is not paid on or prior to the Effective Date Deadline, the right of the Issuers or any other Persons to enter into the Second Amendment shall automatically, without further action by any party hereto, terminate and the Second Amendment shall be null and void without ever having any force or effect; and

(f) The Senior Agent shall have consented, in writing, to the terms of this Second Amendment.

SECTION 5.

MISCELLANEOUS

Section 5.1. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Note Documents shall remain in full force and effect in accordance with their respective terms. The amendments and waiver set forth herein shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any term or provision of the Note Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of the Issuers or Holdings requiring the consent of the Purchasers except to the extent specifically provided for herein. The Purchasers have not and shall not be deemed to have waived any of their respective rights and remedies against the Issuers or Holdings for any existing or future Defaults or Event of Default.

Section 5.2. The Issuers agree to pay on demand all reasonable and documented costs and expenses of or incurred by the Purchasers in connection with the negotiation, preparation, execution and delivery of this Second Amendment, including the reasonable and documented fees and expenses of transaction counsel for the Purchasers.

Section 5.3. This Second Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Second Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this Second Amendment by telecopy shall be effective as an original. This Second Amendment shall be governed by the internal laws of the State of New York.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CBAY INC., as Issuer

By:
Name:
Title:

MEDQUIST INC., as Issuer

By:
Name:
Title:

MEDQUIST TRANSCRIPTIONS, LTD., as Issuer

By:
Name:
Title:

MEDQUIST HOLDINGS INC., as Holdings

By:
Name:
Title:

PURCHASERS:

BLACKROCK KELSO CAPITAL CORPORATION, By: BLACKROCK KELSO CAPITAL ADVISORS LLC, its Investment Manager, as Purchaser

By:
Name:
Title:

PENNNANTPARK INVESTMENT CORPORATION, as Purchaser

By:
Name:
Title:

CITIBANK, N.A., as Purchaser

By:
Name:
Title

THL CREDIT, INC., as Purchaser

By:
Name:
Title:

The Senior Agent acknowledges and agrees that notwithstanding the restrictions on Distributions with respect the Subordinated Debt set forth in the Subordination Agreement, the Issuers may pay and the Purchasers may retain the Second Amendment Fee for their own benefit.

GENERAL ELECTRIC CAPITAL CORPORATION, as Senior Agent

By:
Name:
Title:

[Signature Page to Second Amendment]